UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Schedule 14C

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

Check the appropriate box:

☐	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☒	Definitive Information Statement

PACIFIC CAPITAL BANCORP

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Information Statement, if Other Than the Registrant(s))

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on the table below per Exchange Act Rules 14c05(g) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration No.:

(3)	Filing Party:

(4)	Date Filed:

PACIFIC CAPITAL BANCORP

20 East Carrillo Street

Santa Barbara, CA 93101

NOTICE OF ACTION BY WRITTEN CONSENT OF SHAREHOLDERS

September 1, 2010

Dear Shareholder:

The accompanying Information Statement is being transmitted to inform the shareholders of record at the close of business on August 31, 2010 of Pacific Capital Bancorp, a California corporation (the “Company,” “we,” “us” or “our”), that the board of directors of the Company (the “Board of Directors”) has approved, and on August 31, 2010, SB Acquisition Company LLC, a wholly-owned subsidiary of Ford Financial Fund, L.P. (“Investor”), who holds a majority of both (i) the outstanding shares of common stock of the Company, no par value (the “Common Stock”), and (ii) the Voting Power of the Company, executed a written consent approving, the following corporate action:

The amendment of the Company’s Articles of Incorporation (the “Articles of Incorporation”) for the purpose of increasing the total number of authorized shares of Common Stock from 500,000,000 to 5,000,000,000 (the “Amendment”).

The “Voting Power” of the Company means the votes represented by the sum of (i) all outstanding shares of Common Stock, with each share of Common Stock entitled to one vote per share, and (ii) all outstanding shares of the Company’s Series C Convertible Participating Voting Preferred Stock (the “Series C Preferred Stock”), with each share of Series C Preferred Stock entitled to 5,000 votes per share.

The Board of Directors approved the Amendment on August 27, 2010 and declared it advisable and in the best interests of the Company and its shareholders.

As of the date on which the written consent was executed, Investor beneficially owned 225,000,000 shares of Common Stock and all 455,000 outstanding shares of Series C Preferred Stock, representing approximately 82.6% of the outstanding shares of Common Stock and approximately 98.1% of the Company’s outstanding Voting Power.

Under the California Corporations Code, shareholder action may be taken by written consent without a meeting of shareholders. The written consent of the holder of a majority of the outstanding shares of Common Stock and a majority of the Voting Power of the Company is sufficient under the California Corporations Code and the Articles of Incorporation to approve the Amendment. Accordingly, the approval of the Amendment will not be submitted to you and our other shareholders for a vote.

In accordance with the California Corporations Code and applicable Securities and Exchange Commission rules, we are required to provide you with the accompanying Information Statement if you were a shareholder of record of the Company’s voting securities at the close of business on August 31, 2010. We Are Not Asking You for a Proxy, and You are Requested Not To Send Us a Proxy. The accompanying Information Statement is for informational purposes only. However, we urge you to read the Information Statement in its entirety for a more complete description of the action taken by the Board of Directors and the Company’s shareholders.

THIS IS NOT A NOTICE OF A MEETING OF SHAREHOLDERS AND NO SHAREHOLDERS’ MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

The Amendment will not be effective until 20 calendar days after the initial mailing of the accompanying Information Statement, or on or about September 23, 2010.

By Order of the Board of Directors,

Carol Zepke
Executive Vice President & Corporate Secretary

The date of this notice and the accompanying Information Statement is September 1, 2010, and this notice and the accompanying Information Statement are being mailed to the Company’s shareholders on or about September 3, 2010.

PACIFIC CAPITAL BANCORP

20 East Carrillo Street

Santa Barbara, CA 93101

INFORMATION STATEMENT

PURSUANT TO SECTION 14(C)

OF THE SECURITIES EXCHANGE ACT OF 1934

AND RULE 14C-2 THEREUNDER

NO VOTE OR OTHER ACTION OF THE COMPANY’S SHAREHOLDERS IS REQUIRED IN

CONNECTION WITH THIS INFORMATION STATEMENT.

WE ARE NOT ASKING YOU FOR A PROXY, AND

YOU ARE REQUESTED NOT TO SEND US A PROXY.

This Information Statement is first being mailed or transmitted on or about September 3, 2010 to all holders of record of the voting securities of Pacific Capital Bancorp, a California corporation (the “Company,” “we,” “us” or “our”), as of the close of business on August 31, 2010.

Following the approval by the board of directors of the Company (the “Board of Directors”) of the matter described below on August 27, 2010, SB Acquisition Company LLC, a wholly-owned subsidiary of Ford Financial Fund, L.P. (“Investor”), who, as of August 31, held a majority of both (i) the outstanding shares of common stock of the Company, no par value (the “Common Stock”), and (ii) the Voting Power of the Company, executed a written consent approving the following corporate action:

The amendment of the Company’s Articles of Incorporation (the “Articles of Incorporation”) for the purpose of increasing the total number of authorized shares of Common Stock from 500,000,000 to 5,000,000,000 (the “Amendment”).

The “Voting Power” of the Company means the votes represented by the sum of (i) all outstanding shares of Common Stock, with each share of Common Stock entitled to one vote per share, and (ii) all outstanding shares of the Company’s Series C Convertible Participating Voting Preferred Stock, no par value (the “Series C Preferred Stock”), with each share of Series C Preferred Stock entitled to 5,000 votes per share.

A copy of the form of the written consent of Investor is attached as Annex A hereto. A copy of the form of Amendment to be filed with the Secretary of State of the State of California (the “California Secretary”) is attached as Annex B hereto.

The Board of Directors approved the Amendment on August 27, 2010 and declared it advisable and in the best interests of the Company and its shareholders.

As of the date on which the written consent was executed, Investor beneficially owned 225,000,000 shares of Common Stock and all 455,000 outstanding shares of Series C Preferred Stock, representing approximately 82.6% of the outstanding shares of Common Stock and approximately 98.1% of the Company’s outstanding Voting Power.

The Board of Directors is not soliciting your proxy in connection with the adoption of the Amendment and you are requested not to send us a proxy. As mentioned above, we have already obtained the requisite shareholder approval for the Amendment. However, we are required to provide you notice under Section 603(b)(2) of the California Corporations Code that this action was approved by less than unanimous written consent of our shareholders. In addition, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires us to furnish this Information Statement to you in connection with this action. The Company has asked brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of the Common Stock held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

The Amendment will not be effective until 20 calendar days after the initial mailing of this Information Statement, or on or about September 23, 2010. We will file the Amendment with the California Secretary promptly following the expiration of such 20 calendar-day period.

BACKGROUND

On April 29, 2010, the Company and its wholly-owned subsidiary, Pacific Capital Bank, National Association (the “Bank”), entered into an investment agreement (the “Investment Agreement”) with Investor, pursuant to which Investor agreed to invest an aggregate of $500 million in cash in the Company through direct purchases of newly issued shares of Common Stock, at a purchase price of $0.20 per share, and newly issued shares of Series C Preferred Stock, at a purchase price of $1,000 per share (the “Investment”). Pursuant to the terms of the Investment Agreement, at the closing of the Investment (the “Closing”) on August 31, 2010, the Company issued 225,000,000 shares of Common Stock and 455,000 shares of Series C Preferred Stock (collectively, the “Securities”) to Investor. The Closing was subject to completion of a recapitalization of certain of the Company’s and the Bank’s equity and debt securities (as described below under “Recapitalization”), and other closing conditions, including, among others, the receipt of certain required governmental and regulatory approvals and the Company’s receipt of approval from the NASDAQ Stock Market LLC (“NASDAQ”) to issue the Securities without a shareholder vote in reliance on the shareholder approval exemption set forth in NASDAQ Rule 5635(f).

At the closing of the Investment, Mr. Gerald J. Ford was appointed Chairman of the Company and a director of the Bank and Mr. Carl B. Webb was appointed Chief Executive Officer and a director of the Company and Chairman and Chief Executive Officer of the Bank. Mr. Ford is the Managing Member and Mr. Webb is a Senior Principal of Ford Financial Fund, L.P., the parent company of Investor.

Series C Preferred Stock

Each share of the Series C Preferred Stock will mandatorily convert into 5,000 shares of Common Stock (subject to certain customary anti-dilution adjustments) effective upon filing of the Amendment with the California Secretary. Prior to conversion, each share of Series C Preferred Stock bears a dividend that mirrors any dividend payable on the shares of Common Stock underlying such share of Series C Preferred Stock.

The Series C Preferred Stock is not redeemable by either the Company or by the holders. Holders of the Series C Preferred Stock vote with the holders of Common Stock on all matters upon which holders of Common Stock are entitled to vote, including the election of directors and the Amendment, on an as-converted basis, and also have other voting rights with respect to matters applicable to the Series C Preferred Stock.

Recapitalization

Treasury Exchange

In connection with the Investment, on July 26, 2010, the Company entered into an Exchange Agreement (the “Exchange Agreement”) with the United States Department of the Treasury (“Treasury”), pursuant to which, on August 31, 2010 (the “Exchange Closing Date”), Treasury exchanged all 180,634 shares of the Company’s Series B Fixed Rate Cumulative Perpetual Preferred Stock, having a liquidation amount of $1,000 per share (the “Series B Preferred Stock”), issued to Treasury pursuant to the TARP Capital Purchase Program, plus accrued but unpaid dividends on such shares of Series B Preferred Stock (which were approximately $14.4 million as of the date of exchange), for 195,045 shares of a newly created series of the Company’s preferred stock, Series D Fixed Rate Cumulative Mandatorily Convertible Preferred Stock, having an aggregate liquidation amount of approximately $195.0 million (the “Series D Preferred Stock”). The Company received approval from NASDAQ to issue the shares of Common Stock issuable upon conversion of the Series D Preferred Stock without a shareholder vote in reliance on the shareholder approval exemption set forth in NASDAQ Rule 5635(f).

Under the terms of the Series D Preferred Stock, Treasury (and any subsequent holder of the Series D Preferred Stock) will have the right, subject to certain conditions, to convert the Series D Preferred Stock into shares of Common Stock at any time. In addition, the Company will have the right to compel a conversion of the Series D Preferred Stock into Common Stock at any time until April 26, 2011, subject to the satisfaction or waiver of certain conditions, including the filing of the Amendment with the California Secretary. The Company intends to exercise its right to compel the conversion of the Series D Preferred Stock into Common Stock promptly following such filing.

If converted by Treasury (or any subsequent holder of the Series D Preferred Stock) or the Company pursuant to either of the foregoing conversion rights, each share of Series D Preferred Stock will convert into a number of shares of Common Stock equal to a fraction, the numerator of which is $370 and the denominator of which is the initial conversion price of $0.20 per share, or 1,850 shares. The initial conversion price will be subject to certain anti-dilution adjustments that may result in a greater number of shares of Common Stock being issued in connection with a conversion of the Series D Preferred Stock.

Unless earlier converted by Treasury (or any subsequent holder of the Series D Preferred Stock) or the Company as described above, the Series D Preferred Stock will automatically convert into shares of Common Stock on the seventh anniversary of the Exchange Closing Date. In any such mandatory conversion, each share of Series D Preferred Stock will convert into a number of shares of Common Stock equal to a fraction, the numerator of which is $1,000 and the denominator of which is the market price of the Common Stock at the time of such mandatory conversion (as such market price is determined pursuant to the terms of the Series D Preferred Stock).

Shares of Series D Preferred Stock are entitled to quarterly cumulative dividends at a rate of 5% per annum through November 21, 2013, and 9% per annum thereafter. Shares of Series D Preferred Stock do not have voting rights other than the right to vote as a class on certain matters that could adversely affect the Series D Preferred Stock—such voting rights do not include the right to vote on the Amendment. If dividends on the Series D Preferred Stock are not paid for an aggregate of six quarterly dividend periods or more, whether consecutive or not, the holders of the Series D Preferred Stock, voting together with holders of any then outstanding voting parity stock, will have the right to elect two directors at the Company’s next annual meeting of shareholders or at a special meeting of shareholders called for that purpose. These directors would be elected annually and serve until all accrued and unpaid dividends on the Series D Preferred Stock have been paid.

As part of the terms of the Exchange Agreement, the Company and Treasury also agreed to amend and restate the terms of the warrant (the “Warrant”) dated November 21, 2008 that entitles Treasury to purchase 1,512,003 shares of Common Stock. The amended and restated warrant (the “Amended and Restated Warrant”), which was issued by the Company upon the issuance of the Series D Preferred Stock, extended the term of the Warrant until the ten-year anniversary of the Exchange Closing Date and adjusted the initial exercise price of the Warrant to be consistent with the conversion price applicable to the Series D Preferred Stock.

Tender Offers for Outstanding Trust Preferred Securities and Subordinated Debt Securities

On May 17, 2010, the Company commenced cash tender offers for any and all of its outstanding trust preferred securities and the Bank commenced cash tender offers for any and all of its outstanding subordinated debt securities. The tender offer for each series of trust preferred securities and each series of subordinated debt securities expired at 5:00 p.m., New York City time, on August 27, 2010 (the “Tender Expiration Date”). As of the Tender Expiration Date, the Bank had received tenders from holders of $68,000,000 in aggregate principal amount of subordinated debt securities. The Company did not receive valid tenders from holders of any trust preferred securities. On August 31, 2010, the Bank accepted for purchase, and made payment for, all subordinated debt securities validly tendered prior to the Tender Expiration Date.

No shares of Common Stock were issued as consideration for the tender offers.

Rights Offering

Pursuant to the terms of the Investment Agreement, the Company has agreed to commence a rights offering (the “Rights Offering”) following the Closing whereby shareholders of record as of the close of business on the trading day immediately preceding the Closing date (“Legacy Holders”) will receive non-transferable rights to purchase Common Stock at a purchase price equal to $0.20 per share. A maximum of twenty percent (20%) of the pro-forma fully diluted common equity of the Company will be available for purchase by Legacy Holders in the Rights Offering, proportionally to each Legacy Holder’s ownership in the Company.

THIS INFORMATION STATEMENT SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES NOR SHALL THERE BE ANY SALE OF SECURITIES MENTIONED IN THIS INFORMATION STATEMENT IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO THE REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE. THE RIGHTS OFFERING MAY BE MADE ONLY BY MEANS OF A PROSPECTUS. A REGISTRATION STATEMENT RELATING TO THE RIGHTS OFFERING SECURITIES MENTIONED IN THIS INFORMATION STATEMENT IS EXPECTED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THE RIGHTS OFFERING SECURITIES MENTIONED IN THIS INFORMATION STATEMENT MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT FILED IN CONNECTION WITH THE RIGHTS OFFERING BECOMES EFFECTIVE.

AMENDMENT OF THE ARTICLES OF INCORPORATION

Our current Articles of Incorporation provide for an authorized capitalization consisting of 500,000,000 shares of Common Stock and 1,000,000 shares of preferred stock, no par value.

As of August 31, 2010 (immediately following the Closing), there were 272,406,297 shares of Common Stock outstanding and entitled to one vote per share with respect to the approval of the Amendment.

As of August 31, 2010, there were 455,000 shares of Series C Preferred Stock outstanding and entitled to 5,000 votes per share with respect to the approval of the Amendment. Each share of the Series C Preferred Stock will mandatorily convert into 5,000 shares of Common Stock (subject to certain customary anti-dilution adjustments) effective upon the filing of the Amendment with the California Secretary.

As of August 31, 2010, there were 195,045 shares of Series D Preferred Stock outstanding without the right to vote on the Amendment. The Company intends to exercise its right to compel the conversion of the Series D Preferred Stock into Common Stock, at a conversion ratio of 1,850 shares of Common Stock per share of Series D Preferred Stock (subject to certain customary anti-dilution adjustments), promptly following the filing of the Amendment with the California Secretary.

The increase in authorized shares will permit the conversion of the Series C Preferred Stock and Series D Preferred Stock into Common Stock, the issuance of shares of Common Stock in the Rights Offering and the issuance of shares of Common Stock upon the exercise of the Amended and Restated Warrant, while still providing the Company with flexibility with respect to the Company’s capital structure for such purposes as the Board of Directors determines in its discretion, including future stock or rights offerings, financings or acquisitions. Other than as described in this paragraph, we do not currently have any plans to issue such authorized but unissued Common Stock.

The Board of Directors approved the Amendment on August 27, 2010 and declared it advisable and in the best interests of the Company and its shareholders. On August 31, 2010 (immediately following the Closing), Investor, who holds approximately 82.6% of the outstanding Common Stock and approximately 98.1% of the Voting Power of the Company, executed a written consent approving the Amendment.

VOTE REQUIRED; MANNER OF APPROVAL

The approval and adoption of the Amendment requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock and a majority of the Voting Power of the Company.

Under the California Corporations Code, unless a company’s articles of incorporation provide otherwise, any action that may be taken at any annual or special meeting of shareholders may be taken without a meeting and without prior notice, if a consent in writing setting forth the action so taken is provided by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take that action at a meeting at which all shares entitled to vote thereon were present and voted. Accordingly, subject to certain notice provisions, the written consent of Investor is sufficient under the California Corporations Code and the Articles of Incorporation to approve the Amendment. The record date for determining the number of outstanding shares of Common Stock and Series C Preferred Stock entitled to vote was August 31, 2010. The California Corporations Code provides that prompt notice of corporate action approved by less than the unanimous written consent of shareholders without a meeting must be given to shareholders entitled to vote who have not consented in writing.

As of August 31, 2010 (immediately following the Closing), there were 272,406,297 shares of Common Stock and 455,000 shares of Series C Preferred Stock outstanding. The Amendment was approved by the written consent of Investor on August 31, 2010, at which time Investor beneficially owned 225,000,000 shares of Common Stock and all 455,000 outstanding shares of Series C Preferred Stock, representing approximately 82.6% of the outstanding shares of Common Stock and approximately 98.1% of the Company’s outstanding Voting Power. As a result, no further vote, consent or proxy is required by the shareholders of the Company to approve the adoption of the Amendment.

EFFECTIVE DATE OF AMENDMENT

Under Rule 14c-2 promulgated under the Exchange Act, the Amendment will be effective 20 calendar days after the initial mailing of this Information Statement, or on or about September 23, 2010. We will file the Amendment with the California Secretary promptly following such 20 calendar-day period.

PURPOSE AND EFFECT OF THE SHAREHOLDER ACTION

The increase in authorized shares will permit the conversion of the Series C Preferred Stock and Series D Preferred Stock into Common Stock, the issuance of shares of Common Stock in the Rights Offering and the issuance of shares of Common Stock upon the exercise of the Amended and Restated Warrant, while still providing the Company with flexibility with respect to the Company’s capital structure for such purposes as the Board of Directors determines in its discretion, including future stock or rights offerings, financings or acquisitions. Other than as described in this paragraph, we do not currently have any plans to issue such authorized but unissued Common Stock.

The issuance of any additional Common Stock could have the effect of diluting the equity interests of existing shareholders. Such dilution may be substantial, depending upon the amount of shares issued.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

Security Ownership of Certain Beneficial Owners and Management

The following table lists, as of August 31, 2010 (immediately following the Closing), the number of shares of Common Stock and Series C Preferred Stock owned by (i) each person or entity known to us to be the beneficial owner of more than 5% of the outstanding shares of Common Stock and/or Series C Preferred Stock; (ii) each of our officers and directors; and (iii) all of our officers and directors as a group. Information relating to beneficial ownership of our Common Stock and Series C Preferred Stock by our principal shareholders and management is based upon information furnished by each person using “beneficial ownership” concepts under the rules of the Securities and Exchange Commission (the “Commission”). Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to dispose or direct the disposition of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days of August 31, 2010. Under Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

The percentages below are calculated based on 272,406,297 shares of Common Stock issued and outstanding and 455,000 shares of Series C Preferred Stock issued and outstanding as of August 31, 2010 (immediately following the Closing). Unless otherwise indicated, the beneficial owners listed below may be contacted at our corporate headquarters located at 20 East Carrillo Street, Santa Barbara, California 93101.

	Common Stock		Series C Preferred Stock		Percent of Votes % (All Classes)
Name	Shares Owned(1)%		Shares	%
SB Acquisition Company LLC 200 Crescent Court, Suite 1350 Dallas, Texas 75201	225,000,000	82.6%	455,000	100%	98.1%
H. Gerald Bidwell	20,548	*	—	—	*
Edward E. Birch(3)	77,734	*	—	—	*
Gerald J. Ford(4) 200 Crescent Court, Suite 1350 Dallas, Texas 75201	225,000,000	82.6%	455,000	100%	98.1%
Richard S. Hambleton, Jr.(3,5,6)	41,011	*	—	—	*
D. Vernon Horton(1,3,5)	86,709	*	—	—	*
S. Lachlan Hough	20,548	*	—	—	*
Roger C. Knopf(3,5,7)	374,705	*	—	—	*
George S. Leis(1)	105,439	*	—	—	*
William R. Loomis, Jr.	20,548	*	—	—	*
John R. Mackall(5)	73,520	*	—	—	*
Richard A. Nightingale(8)	48,301	*	—	—	*
Kathy J. Odell(9)	23,868	*	—	—	*
Carl B. Webb 200 Crescent Court, Suite 1350 Dallas, Texas 75201	0	*	—	—	*
Frederick W. Clough(1,10)	74,651	*	—	—	*
Clayton C. Larson(1,2,5)	186,985	*	—	—	*
Stephen V. Masterson(11)	0	*	—	—	*
Mark K. Olson	30,000	*	—	—	*
Gordon J. Wahlgren(1)	35,440	*	—	—	*
Directors and executive officers as a group (26 persons)	226,390,683	83.1%	455,000	100%	98.2%

*	The percentage of shares beneficially owned does not exceed 1% of the class.

(1)	This column includes shares of Common Stock beneficially owned, as well as unvested restricted shares. Some of our executive officers and employee directors own shares through the 401(k) Savings Plan. Shares of Common Stock held as of August 31, 2010 by our Named Executive Officers and employee directors are noted in the following chart.

Name	401(k) Savings Plan shares
Mr. Leis	8,803
Mr. Horton	28,078
Mr. Larson	10,823
Mr. Clough	21,976
Mr. Wahlgren	19
Mr. Masterson	0

(2)	Totals for Mr. Larson include shares of Common Stock held in a brokerage account that may be pledged from time to time. Hedging, pledging, hypothecating, or using stock in any manner in which an insider might lose control over the timing of a sale is prohibited by Company policy, unless such person has obtained prior approval. The Board acknowledged and ratified Mr. Larson’s margin account.
(3)	Includes shares of Common Stock held in a trust account.
(4)	Mr. Ford, by virtue of his relationship to SB Acquisition Company LLC, may be deemed to have voting power and investment power with regard to, and therefore may be deemed to beneficially own, all of the shares of Common Stock and Series C Preferred Stock that SB Acquisition Company LLC directly and beneficially owns.
(5)	Includes shares of Common Stock held in an IRA account.
(6)	Mr. Hambleton’s total includes 533 shares of Common Stock held by his spouse.
(7)	Mr. Knopf’s total includes 6,789 shares of Common Stock held as custodian for minors.
(8)	Mr. Nightingale’s total includes 2,667 shares of Common Stock held by his spouse.
(9)	Ms. Odell’s total includes 3,242 shares of Common Stock held jointly with her spouse.
(10)	Mr. Clough retired from the Company on March 31, 2010.
(11)	Mr. Masterson forfeited 7,500 unvested options, 1,500 vested options and 8,085 shares of restricted stock following his resignation from the Company, effective March 12, 2010.

INTERESTS OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

Upon the filing of the Amendment with the California Secretary, the Series C Preferred Stock will automatically convert into shares of Common Stock. All of the Series C Preferred Stock is held by Investor. As of the date of this Information Statement, Investor beneficially owns approximately 82.6% of the outstanding Common Stock and approximately 98.1% of the Voting Power of the Company. Following the conversion of the Series C Preferred Stock, Investor will beneficially own approximately 98.1% of each of the outstanding Common Stock and the Voting Power of the Company.

At the closing of the Investment, Mr. Gerald J. Ford was appointed Chairman of the Board of Directors and a member of the Board of Directors of the Bank. Mr. Carl B. Webb was appointed Chief Executive Officer and a director of the Company and Chairman and Chief Executive Officer of the Bank. Mr. Ford is the Managing Member and Mr. Webb is a Senior Principal of Ford Financial Fund, L.P., the parent company of Investor.

DISSENTERS’ RIGHTS OF APPRAISAL

No dissenters’ or appraisal rights of our shareholders under the California Corporations Code arise as a result of the approval of the Amendment described in this Information Statement.

HOUSEHOLDING

We are delivering this Information Statement using a procedure approved by the Commission called “householding.” Under this procedure, service providers that deliver our communications to shareholders may deliver a single copy of our proxy statements, annual reports and/or information statements to multiple shareholders sharing the same address, unless one or more of these shareholders notifies us that they wish to continue receiving individual copies. This householding procedure will reduce our printing costs and postage fees.

We will deliver promptly upon written or oral request a separate copy of this Information Statement to a shareholder at a shared address to which a single copy of the document was delivered. Please notify our transfer agent at the address provided below to receive a separate copy of this Information Statement.

If you are eligible for householding, but you and other shareholders with whom you share an address currently receive multiple copies of our proxy statements, annual reports and/or information statements, or if you hold stock in more than one account, and in either case you wish to receive only a single copy for your household, please notify your broker if your shares are not held directly in your name. If you own your shares directly rather than through a brokerage account, you should direct your written request directly to the Company.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The Commission allows us to “incorporate by reference” into this Information Statement the information we file with them, which means that we can disclose important information to you by referring to our filed Commission documents. The information incorporated by reference is considered to be part of this Information Statement. Information we file with the Commission after the date of this document will update and supersede the information in this Information Statement. We incorporate by reference the documents listed below:

•

our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, as amended, including information specifically incorporated by reference into our Form 10K/A from our definitive Proxy Statement for our 2009 annual meeting of shareholders;

•	our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2010 and June 30, 2010;

•

our Current Reports on Form 8-K and amendments thereto filed with the SEC on January 14, 2010, January 15, 2010, January 27, 2010, March 10, 2010, March 17, 2010, May 4, 2010, May 17, 2010, June 15, 2010, June 30, 2010, July 15, 2010, July 27, 2010 and August 6, 2010 (other than the portions of those documents, including items 2.02 and 7.01 and related exhibits, not deemed to be filed); and

•	those portions of our Definitive Proxy Statement on Schedule 14A deemed incorporated into our Annual Report on Form 10-K filed with the SEC on March 19, 2010.

You may request a copy of these filings at no cost, by writing or telephoning us at the address and number found above under the caption “Where You Can Find More Information” below.

NO SOLICITATION OF PROXIES

This Information Statement is furnished to shareholders pursuant to the requirements of Section 14(c) under the Exchange Act to report actions taken by written consent of the holders of a majority of the Common Stock and Voting Power of the Company. No action is required on the part of any other shareholder, and no proxy is being solicited. The cost of this Information Statement will be borne by the Company.

FORWARD-LOOKING STATEMENTS

This Information Statement contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in these provisions. All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws, including, but not limited to, statements about anticipated future operating and financial performance, financial position and liquidity, business prospects, strategic alternatives, consummation of any capital investment or recapitalization, business strategies, regulatory and competitive outlook, investment and expenditure plans, capital and financing needs and availability, acquisition and divestiture opportunities, plans and objectives of management for future operations, and other similar forecasts and statements of expectation and statements of assumptions underlying any of the foregoing. Words such as “will likely result,” “aims,” “anticipates,” “believes,” “could,” “estimates,” “expects,” “hopes,” “intends,” “may,” “plans,” “projects,” “seeks,” “should,” “will,” and variations of these words and similar expressions are intended to identify these forward-looking statements.

Forward-looking statements are based on the Company’s current expectations and assumptions regarding its business, the regulatory environment, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. The Company’s actual results may differ materially from those contemplated by the forward-looking statements. The Company cautions you therefore against relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, the following: the effect of requirements of the Consent Order issued by the Office of the Comptroller of the Currency on May 11, 2010 and the Written Agreement dated May 11, 2010, by and between the Company and the Federal Reserve Bank of San Francisco, and any further regulatory actions; management’s ability to effectively execute the Company’s business plan; inability to receive dividends from the Bank and to service debt and satisfy obligations as they become due; costs and effects of legal and regulatory developments, including the resolution of legal proceedings or regulatory or other governmental inquiries, and the results of regulatory examinations or reviews; changes in capital classification; the impact of current economic conditions and the Company’s results of operations on its ability to borrow additional funds to meet its liquidity needs; local, regional, national and international economic conditions and events and the impact they may have on the Company and its customers; changes in the economy affecting real estate values; inability to attract and retain deposits; changes in the level of non-performing assets and charge-offs; changes in estimates of future reserve requirements based upon the periodic review thereof under relevant regulatory and accounting requirements; changes in the financial performance and/or condition of the Bank’s borrowers; effect of additional provision for loan losses; long-term negative trends in the Company’s market capitalization; continued listing of the Company’s common stock on NASDAQ; effects of any changes in trade and monetary and fiscal policies and laws, including the interest rate policies of the Federal Reserve Board; inflation, interest rate, cost of funds, securities market and monetary fluctuations; rating agency downgrades; continued volatility in the credit and equity markets and its effect on the general economy; effect of changes in laws and regulations (including laws concerning banking, taxes and securities) with which the Company and its subsidiaries must comply; and effect of changes in accounting policies and practices. In addition to the risks and factors identified above, reference is also made to other risks and factors detailed in reports filed by the Company with the Commission, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 and the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2010. The Company cautions that the foregoing factors are not exclusive.

Forward-looking statements speak only as of the date they are made, and the Company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made, whether as a result of new information, future developments or otherwise, except as may be required by law.

WHERE YOU CAN FIND MORE INFORMATION

The Company files annual, quarterly and special reports, proxy statements and other information with the Commission. You can read and copy any materials that the Company files with the Commission at the Commission’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about the operation of the Commission’s public reference room by calling the Commission at 1-202-942-8088. The Commission also maintains a Web site that contains information we file electronically with the Commission, which you can access over the Internet at http://www.sec.gov. Copies of these materials may also be obtained by mail from the Public Reference Section of the Commission, 100 F Street, N.E., Washington, D.C. 20549 at prescribed rates.

Copies of this Information Statement, the Company’s most recent annual report filed with the Commission on Form 10-K and the Company’s most recent proxy statement filed with the Commission are available to shareholders at no charge upon request directed as follows:

PACIFIC CAPITAL BANCORP

20 East Carrillo Street

Santa Barbara, CA 93101

Telephone: (805) 564-6405

Annex A

FORM OF

WRITTEN CONSENT IN LIEU OF

A SPECIAL MEETING OF

THE SHAREHOLDERS

OF

PACIFIC CAPITAL BANCORP,

a California corporation

The undersigned, being the holder of a majority of the outstanding shares of Common Stock of PACIFIC CAPITAL BANCORP (the “Corporation”) and all of the outstanding shares of the Series C Convertible Participating Voting Preferred Stock of the Corporation, in lieu of holding a special meeting of the shareholders of the Corporation, hereby takes the following action and adopts the following resolutions by written consent pursuant to Section 603 of the California Corporations Code:

WHEREAS, it is deemed advisable and in the best interests of the Corporation that the Corporation amend its Articles of Incorporation to increase the Corporation’s authorized common stock, no par value (the “Common Stock”), from 500,000,000 shares to 5,000,000,000.

RESOLVED, that the Corporation’s Articles of Incorporation be amended in the form attached hereto as Annex B (the “Amendment”);

FURTHER RESOLVED, that any proper officer of the Corporation (each, an “Authorized Officer”) acting alone be, and each hereby is, authorized and directed in the name of the Corporation and on its behalf to do and perform all things and acts, and to execute and deliver or file all instruments, certificates and documents that such Authorized Officer shall determine to be necessary, appropriate or desirable to carry out the foregoing resolution, any such determination to be conclusively evidenced by the doing or performing of any such act or thing or the execution and delivery of any such instrument, certificate or document; and

FURTHER RESOLVED, each Authorized Officer acting alone be, and each hereby is, authorized and empowered to execute and cause to be filed on behalf of the Corporation the Amendment as required pursuant to the laws of the State of California.

The actions taken by this Consent shall have the same force and effect as if taken by the undersigned at a special meeting of the shareholders of the Corporation, duly called and constituted pursuant to the Bylaws of the Corporation and the laws of the State of California.

IN WITNESS WHEREOF, the undersigned has executed this Consent effective as of the [—] day of [—], 2010.

Print Name:

Number of Shares of Common Stock:

Number of Shares Series C Convertible Participating Voting Preferred Stock:

Annex B

FORM OF

CERTIFICATE OF AMENDMENT

OF

ARTICLES OF INCORPORATION

OF

PACIFIC CAPITAL BANCORP,

a California Corporation

GEORGE S. LEIS and CAROL M. ZEPKE certify that:

1. They are the President and Secretary, respectively, of PACIFIC CAPITAL BANCORP.

2. The first paragraph of Article THIRD of the Articles of Incorporation is hereby amended to read as follows:

“This Corporation is authorized to issue two classes of stock to be designated, respectively, ‘Common Stock’ and ‘Preferred Stock.’ The total number of shares which the Corporation is authorized to issue is 5,001,000,000 shares, without par value, of which 5,000,000,000 shares shall be Common Stock, without par value, and 1,000,000 shares shall be Preferred Stock, without par value.”

3. The foregoing amendment has been approved by the Board of Directors of this Corporation.

4. The foregoing amendment has been approved by the written consent of the requisite vote of the Company’s shareholders in accordance with Sections 902 and 903 of the California Corporations Code. The total number of shares of this Corporation outstanding and entitled to vote on the foregoing amendment was 272,406,297 shares of common stock and 455,000 shares of Series C Convertible Participating Voting Preferred Stock. The number of shares approving the foregoing amendment was 225,000,000 shares of common stock and 455,000 shares of Series C Convertible Participating Voting Preferred Stock. The total number of shares approving the foregoing amendment equaled or exceeded the number required. The percentage of shareholder approvals required was more than 50% of the outstanding shares of common stock and more than 50% of the outstanding shares of common stock and the votes represented by the Series C Convertible Participating Voting Preferred Stock, voting together as a single class.

Each of the undersigned declares under penalties of perjury under the laws of the State of California that the statements contained in the foregoing Certificate are true and correct of his or her own knowledge, and that this declaration was executed on this [—] day of [—], 2010, at Santa Barbara, California.

George S. Leis, President

Carol M. Zepke, Secretary